UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

FRIEDMAN INDUSTRIES, INCORPORATED
(Exact name of registrant as specified in its charter)

Texas	1-07521	74-1504405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1121 Judson Road Suite 124, Longview, Texas 75601
(Address of principal executive offices, including zip code)

(903) 758-3431
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	FRD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Asset Acquisition from Century Metals & Supplies, Inc.

On August 29, 2025, Friedman Industries, Incorporated (the “Company”) entered into a definitive agreement with Century Metals & Supplies, Inc. (“Century”), CEME Holdings LLC (“CEME”), Palm Lakes Investment LLC (“PLI”), Jemi Investments, LLC (“JEMI”, together with Century, CEME and PLI as “Sellers”), the equityholders of the Sellers and Misael Rosario, as Seller Representative, pursuant to which the Company acquired the real estate, operations, equipment, inventory and certain other assets of the Sellers of Century’s Miami, FL facilities and certain inventory and other assets at Century’s Tampa, FL and Orlando, FL (the “Acquisition”). Under the terms of the agreement, the Company acquired the assets for approximately $45.25 million in cash at closing, along with a note issued by the Company with a principal amount of $3.5 million with a five-year maturity date. The final purchase price is subject to adjustment based on final net working capital levels and an earn-out that allows the Sellers to receive up to $10 million in additional consideration over a four-year period based on certain performance metrics of the acquired business. On September 2, 2025, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Credit Facility Amendment

On August 29, 2025, the Company also entered into a Fifth Amendment (the “Amendment”) to that certain Amended and Restated Credit Agreement and Second Amendment to Security Agreement by and among the Company, as a borrower, Century Metals & Supplies, LLC, a Texas limited liability company, as a borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Amendment amends that certain Amended and Restated Credit Agreement dated as of May 19, 2021 (as amended to date, “A&R Credit Agreement”) to, among other things, (i) permit the Acquisition, (ii) provide that BMO Harris Bank N.A. is replaced as a lender under the A&R Credit Agreement with Wells Fargo Bank, N.A., (iii) reduce the aggregate commitments under the A&R Credit Agreement from $150 million to $125 million, (iv) provide for revolving borrowings either at prime rate plus a margin of -1.45% or adjusted Term SOFR plus a margin of 1.55%, (v) extend the maturity date to August 29, 2030, and (vi) make certain borrowing base adjustments in contemplation of the Acquisition.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report under the heading “Asset Acquisition from Century Metals & Supplies, Inc.” is incorporated by reference to this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K under the heading “Credit Facility Amendment” is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Fifth Amendment to Amended and Restated Credit Agreement and Second Amendment to Security Amendment, dated August 29, 2025, by and between Friedman Industries, Incorporated, JPMorgan Chase Bank, N.A.
99.1	Press Release issued by Friedman Industries, Incorporated on September 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2025

FRIEDMAN INDUSTRIES, INCORPORATED

By:	/s/ Alex LaRue
Alex LaRue
Chief Financial Officer - Secretary and Treasurer